Exhibit 24.1

POWER OF ATTORNEY

The undersigned directors and officers of Brunswick Corporation, a Delaware corporation (the “Company”), do hereby nominate, constitute and appoint Mark D. Schwabero, William L. Metzger and Christopher F. Dekker, and each of them individually, the true and lawful attorney-in-fact or attorneys-in-fact of the undersigned, with power to act with or without the other and with full power of substitution and resubstitution, to execute in the name and on behalf of the undersigned as directors and officers of the Company, the Registration Statement on Form S-3 and any amendments thereto (including post-effective amendments) and any subsequent registration statement filed by the Company pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys, and any of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney in one or more counterparts on the date set opposite his or her name.

Capacity	Signature	Date

Chairman of the Board, Chief Executive Officer (Principal Executive Officer) and Director	/s/ Mark D. Schwabero
	Mark D. Schwabero	August 25, 2016

Director	/s/ Nolan D. Archibald
	Nolan D. Archibald	August 29, 2016

Director	/s/ Nancy E. Cooper
	Nancy E. Cooper	August 31, 2016

Director	/s/ David C. Everitt
	David C. Everitt	August 31, 2016

Director	/s/ Manuel A. Fernandez
	Manuel A. Fernandez	August 31, 2016

Director	/s/ David V. Singer
	David V. Singer	August 31, 2016

Director	/s/ Ralph C. Stayer
	Ralph C. Stayer	August 29, 2016

Director	/s/ Jane L. Warner
	Jane L. Warner	August 31, 2016

Director	/s/ J. Steven Whisler
	J. Steven Whisler	August 30, 2016

Director	/s/ Roger J. Wood
	Roger J. Wood	August 29, 2016